UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As previously disclosed, on April 30, 2012, Central Bancorp, Inc. (the “Company”), the parent company of Central Co-operative Bank (the “Bank”), entered into an Agreement and Plan of Merger with Independent Bank Corp. (“Independent”), the parent company of Rockland Trust Company (“Rockland”), pursuant to which Independent will acquire the Company (the “Merger”) and Rockland Trust will acquire the Bank.

On October 31, 2012, the Company and Independent issued a joint news release reporting that, due to the weather event impacting the Northeastern United States in recent days, the Company and Independent agreed to extend the deadline for Company shareholders to elect the form of merger consideration they wish to receive in connection with the Merger for twenty-four hours until 5:00 p.m., Eastern Time on Friday, November 2, 2012.

A copy of the news release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Number   Description

                               99.1           Joint Press Release dated October 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: November 2, 2012	By:	/s/ John D. Doherty
John D. Doherty
Chairman and Chief Executive Officer